Exhibit 99.1
Consolidated Financial Statements
WildCard Systems, Inc. and Subsidiaries
Six-Month Periods Ended June 30, 2005 and 2004 (unaudited) and Years Ended
December 31, 2004 and 2003

WildCard Systems, Inc. and Subsidiaries
Consolidated Financial Statements
Six-Month Periods ended June 30, 2005 and 2004 (unaudited) and the Years Ended December
31, 2004 and 2003

Report of Independent Registered Public Accounting Firm
The Board of Directors of
WildCard Systems, Inc.
We have audited the accompanying consolidated balance sheets of WildCard Systems, Inc. (a Florida corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WildCard Systems, Inc. and subsidiaries at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
As discussed in Note 2, in 2003, the Company adopted Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables.
/s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
April 15, 2005

WildCard Systems, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30	December 31
	2005	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,967,682	$6,751,700	$10,263,501
Short-term investments	—	489,609	546,868
Settlement assets	8,326,225	17,284,907	10,344,924
Accounts receivable, net of allowance for doubtful accounts of $226,818, $213,944 and $519,548 in 2005, 2004 and 2003, respectively	12,577,975	14,573,676	9,253,408
Current portion of deferred costs related to deferred revenue	3,787,278	2,951,994	2,461,999
Other current assets	1,099,988	1,237,881	809,058

Total current assets	28,759,148	43,289,767	33,679,758

Property and equipment:
Furniture and fixtures	2,900,468	2,799,752	2,407,705
Equipment	15,198,200	12,728,995	8,634,989
Leasehold improvements	1,803,537	1,486,094	1,152,118
Software	14,531,732	10,513,221	5,137,027
Construction in process	339,888	6,342	189,852

	34,773,825	27,534,404	17,521,691
Less: accumulated depreciation and amortization	(15,617,740)	(12,889,204)	(9,190,553)

Property and equipment, net	19,156,085	14,645,200	8,331,138

Deferred costs related to deferred revenue	1,962,577	2,251,121	2,182,450

Other assets:
Deposits	432,468	438,505	327,976
Goodwill, net	191,940	191,940	503,659
Other	405,199	531,452	1,030,911

Total other assets	1,029,607	1,161,897	1,862,546

Total assets	$50,907,417	$61,347,985	$46,055,892

WildCard Systems, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30	December 31
	2005	2004	2003
	(unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,384,351	$7,624,370	$3,415,037
Accrued liabilities	5,478,515	4,092,582	3,520,889
Settlement liabilities	8,301,874	16,657,314	8,752,224
Restructuring liability	—	20,324	79,629
Sales rebate liability	1,272,826	1,310,516	677,907
Current portion of deferred revenue	7,598,001	7,274,354	5,902,385
Current obligations under capital lease	1,134,183	1,050,515	—
Current maturities of long-term debt	5,087,310	1,226,678	1,280,616

Total current liabilities	34,257,060	39,256,653	23,628,687

Long-term liabilities:
Obligations under capital leases	1,763,076	2,242,059	—
Long-term debt	1,771,445	1,328,811	1,752,105
Deferred revenue	3,751,516	4,248,565	3,936,625
Other long-term liabilities	206,344	311,361	62,441

Total liabilities	41,749,441	47,387,449	29,379,858

Stockholders’ equity:
Series E convertible preferred stock at redemption value, authorized 3,500,000 shares; issued and outstanding 1,860,000 shares	36,907,726	18,307,726	18,307,726
Series A convertible preferred stock at liquidation value, authorized 4,454,208 shares; issued and outstanding 4,414,204 shares	3,582,432	3,582,432	3,582,432
Series B convertible preferred stock at liquidation value, authorized 2,267,344 shares; issued and outstanding 2,267,344 shares	3,350,000	3,350,000	3,350,000
Series C convertible preferred stock at liquidation value, authorized 3,159,762 shares; issued and outstanding 2,512,463 shares	20,097,368	20,097,368	20,097,368
Series D convertible preferred stock at liquidation value, authorized 1,676,533 shares; issued and outstanding 1,221,379 shares	12,145,985	12,145,985	12,145,985
Common stock, $.01 par value, authorized 40,000,000 shares; issued and outstanding 6,183,344 in 2005, 6,021,827 in 2004 and 4,113,096 in 2003	61,834	60,218	41,131
Additional paid-in capital	5,813,672	5,337,988	4,383,034
Accumulated deficit	(72,801,041)	(48,921,181)	(45,231,642)

Total stockholders’ equity	9,157,976	13,960,536	16,676,034

Total liabilities and stockholders’ equity	$50,907,417	$61,347,985	$46,055,892

See accompanying notes.

WildCard Systems, Inc. and Subsidiaries

Consolidated Statements of Operations

	Six Months Ended June 30		Years Ended December 31
	2005	2004	2004	2003
	(unaudited)
Revenues:
Card services	$29,960,428	$22,290,418	$51,483,523	$33,599,312
Professional services	2,322,789	2,626,202	4,975,118	5,431,233

Total revenues	32,283,217	24,916,620	56,458,641	39,030,545

Expenses:
Salaries and employee benefits	19,295,619	14,690,809	31,953,667	21,056,601
Occupancy and equipment	3,658,607	2,795,135	5,974,130	5,069,409
Depreciation and amortization	3,004,574	1,826,108	4,136,243	2,984,743
Other operating expenses	11,045,690	7,559,007	17,663,292	11,778,491
Net reversal of restructuring charge	(27,603)	—	(16,288)	(111,016)

Total expenses	36,976,887	26,871,059	59,711,044	40,778,228

Other (expense) income, net:
Interest income	31,915	21,433	62,138	108,598
Interest expense	(363,523)	(217,290)	(458,833)	(285,773)
Other income	—	—	—	200,000
Minority interest in net (income) loss of subsidiary	(1,512)	(27,409)	(40,441)	4,231

Total other (expense) income, net	(333,120)	(223,266)	(437,136)	27,056

Net loss before cumulative effect of accounting change	(5,026,790)	(2,177,705)	(3,689,539)	(1,720,627)

Cumulative effect of accounting change	—	—	—	(3,576,981)

Net loss	(5,026,790)	(2,177,705)	(3,689,539)	(5,297,608)

Liquidation premium on Series E convertible preferred stock and warrants	(18,853,070)	—	—	—

Net loss attributed to common stockholders	$(23,879,860)	$(2,177,705)	$(3,689,539)	$(5,297,608)

Pro forma net loss assuming EITF 00-21 was applied retroactively				$(1,720,627)

See accompanying notes.

WildCard Systems, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2004 and 2003 and the Six-Month Period Ended June 30, 2005 (unaudited)

	Series E	Series A	Series B	Series C	Series D
	Convertible	Convertible	Convertible	Convertible	Convertible		Additional		Total
	Preferred	Preferred	Preferred	Preferred	Preferred	Common	Paid-In	Accumulated	Stockholders’
	Stock	Stock	Stock	Stock	Stock	Stock	Capital	Deficit	Equity
Balance at December 31, 2002	$18,307,726	$3,582,432	$3,350,000	$19,927,139	$12,145,985	$38,443	$4,150,273	$(39,934,034)	$21,567,964
Vesting of grants for common stock	—	—	—	—	—	275	27,225	—	27,500
Issuance of Series E common convertible preferred stock warrants	—	—	—	—	—	—	56,069	—	56,069
Issuance of common stock warrants	—	—	—	—	—	—	43,140	—	43,140
Issuance of escrowed shares of									—
Series C convertible preferred									—
stock, in connection with									—
business acquisition	—	—	—	170,229	—	—	—	—	170,229
Proceeds from exercise of common stock options	—	—	—	—	—	2,413	106,327	—	108,740
Net loss	—	—	—	—	—	—	—	(5,297,608)	(5,297,608)

Balance at December 31, 2003	18,307,726	3,582,432	3,350,000	20,097,368	12,145,985	41,131	4,383,034	(45,231,642)	16,676,034
Termination of Latin America Joint Venture	—	—	—	—	—	—	(311,720)	—	(311,720)
Issuance of common stock warrants	—	—	—	—	—	—	64,644	—	64,644
Issuance of common stock options to a									—
non-employee contractor	—	—	—	—	—	—	1,548	—	1,548
Proceeds from exercise of common stock options	—	—	—	—	—	19,087	1,200,482	—	1,219,569
Net loss	—	—	—	—	—	—	—	(3,689,539)	(3,689,539)

Balance at December 31, 2004	18,307,726	3,582,432	3,350,000	20,097,368	12,145,985	60,218	5,337,988	(48,921,181)	13,960,536
Issuance of common stock warrants (unaudited)	—	—	—	—	—	—	44,615	—	44,615
Issuance of common stock options to a non-employee contractor (unaudited)	—	—	—	—	—	—	4,530	—	4,530
Proceeds from exercise of common stock options (unaudited)	—	—	—	—	—	1,616	173,469	—	175,085
Liquidation premium on Series E convertible preferred stock and warrants (unaudited)	18,600,000	—	—	—	—	—	253,070	(18,853,070)	—
Net loss	—	—	—	—	—	—	—	(5,026,790)	(5,026,790)

Balance at June 30, 2005 (unaudited)	$36,907,726	$3,582,432	$3,350,000	$20,097,368	$12,145,985	$61,834	$5,813,672	$(72,801,041)	$9,157,976

See accompanying notes.

WildCard Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Six Months Ended June 30		Years Ended December 31
	2005	2004	2004	2003
	(unaudited)
Cash flows from operating activities
Net loss	$(23,879,860)	$(2,177,705)	$(3,689,539)	$(5,297,608)
Adjustments to reconcile net loss to net cash provided by operating activities:
Liquidation premium on Series E Preferred	18,853,070	—	—	—
Cumulative effect of accounting change	—	—	—	3,576,981
Depreciation and amortization	3,004,474	1,826,108	4,136,243	2,984,743
Non-cash compensation related to equity transactions	4,530	—	1,548	170,229
Minority interest in net (income) loss of subsidiary	(1,512)	(27,409)	(40,441)	4,231
Net reversal of restructuring charge	(27,603)	—	(16,288)	(111,016)
Gain on sale of asset	—	—	—	(200,000)
Change in operating assets and liabilities:
Short-term investments	489,609	(2,974)	57,259	34,616
Settlement activity, net	603,242	189,524	965,107	2,230,776
Accounts receivable	1,995,701	164,336	(5,320,268)	(2,913,495)
Deferred costs related to deferred revenue	(546,740)	(68,275)	(558,667)	(921,837)
Other assets	96,003	(428,534)	(412,840)	94,722
Accounts payable	(2,240,020)	(831,272)	4,209,333	2,434,110
Accrued liabilities	1,387,445	(162,822)	549,693	1,325,988
Sales rebate liability	(37,690)	145,116	632,609	662,907
Deferred revenues	(173,401)	(366,540)	1,683,908	2,195,500
Other liabilities	(105,017)	518,794	311,361	—
Restructuring liability	7,279	(44,137)	(43,017)	(124,515)

Net cash (used in) provided by operating activities	(570,490)	(1,265,790)	2,466,001	6,146,332

Cash flows from investing activities
Capital expenditures	(3,648,211)	(1,869,236)	(5,881,496)	(4,485,231)
Software development costs	(3,651,352)	(795,863)	(4,131,217)	(495,459)
Proceeds from sale of asset	3,000	—	—	200,000

Net cash used in investing activities	(7,296,563)	(2,665,099)	(10,012,713)	(4,780,690)

Cash flows from financing activities
Proceeds from long-term debt	4,942,449	938,599	1,032,458	2,597,223
Payments of long-term debt	(639,184)	(701,523)	(1,509,690)	(1,377,023)
Proceeds from capital leases	125,936	—	3,375,693	—
Payments of capital leases	(521,251)	—	(83,119)	—
Proceeds from exercise of common stock options	175,085	1,035,820	1,219,569	108,740

Net cash provided by financing activities	4,083,035	1,272,896	4,034,911	1,328,940

Net (decrease) increase in cash and cash equivalents	(3,784,018)	(2,657,993)	(3,511,801)	2,694,582
Cash and cash equivalents, beginning of period	6,751,700	10,263,501	10,263,501	7,568,919

Cash and cash equivalents, end of period	$2,967,682	$7,605,508	$6,751,700	$10,263,501

Supplemental disclosures
Cash paid for interest	$259,066	$135,243	$287,943	$164,526

Supplemental schedule of noncash financing activities
Issuance of common and preferred stock warrants	$44,615	$15,114	$64,644	$99,209

Liquidation premium on Series E convertible preferred stock and warrants	$18,853,070	$—	$—	$—

See accompanying notes.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
1. Description of Business
WildCard Systems, Inc. and subsidiaries (WildCard Systems or the Company) is a global solutions leader of flexible turnkey host-based prepaid cards and custom stored-value products. These products serve a wide range of vertical markets in both consumer and commercial applications and are made available to end-users through banks and commercial clients in the U.S. and internationally. WildCard Systems is certified by Visa, MasterCard and Discover as an endpoint on their networks, and is authorized to issue cards bearing Visa, Electron, Interlink, PLUS, Discover, MasterCard, Maestro and Cirrus payment marks.
The Company has developed a secure technology and services platform that supports client configurable program management, cardholder account management, card distribution and other services for banks and commercial partners. Additionally, the Company offers a Web-based platform in which business partners can define what services they wish to securely offer cardholders over the Internet. To complement the Company’s host-based stored-value platform and Web-based services, a range of value added services are available and include enrollment and value loading applications, cardholder servicing, financial reporting, risk management, business analytics, project management and ongoing relationship management.
Founded in 1997, WildCard Systems is a privately-held, venture capital-backed company. The Company is headquartered in Sunrise, Florida, with facilities in Silicon Valley, Orlando and Singapore. Prior to November 1999, the Company operated as The ClaimCard, Inc.
On June 9, 2005, the Company signed an Agreement and Plan of Merger with eFunds Corporation (eFunds), a public company traded on the NYSE under ticker symbol EFD. eFunds completed the acquisition of WildCard Systems on July 1, 2005 (see Note 13).
2. Summary of Significant Accounting Policies and Practices
Basis of Presentation
The unaudited consolidated financial statements for the six-month periods ended June 30, 2005 and 2004 and the audited consolidated financial statements for the years ended December 31, 2004 and 2003 have been prepared in conformity with U.S. generally accepted accounting principles. These financial statements include the accounts of the Company, its wholly-owned

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
subsidiary and its majority-owned subsidiary. The majority-owned subsidiary was dissolved as of December 15, 2004 (see Note 11). Accordingly, the consolidated balance sheet as of December 31, 2004, includes the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.
Interim results are not necessarily indicative of results for a full year. The preparation of the Company’s financial statements requires management to make various estimates and it is reasonably possible that the circumstances under which these estimates were made will change in the relatively near term. Such a change could result in a material revision to management’s estimates which would have a material affect on the Company’s financial statements.
WildCard’s business is seasonal to a certain extent. Generally, the Company’s highest volume of revenue occurs in the second half of the year, which includes the holiday season.
Cash, Cash Equivalents and Short-term Investments
The Company considers money market mutual funds and all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Short-term investments include certificates of deposit with aggregate maturities less than twelve months at the financial reporting dates.
Settlement Assets and Obligations
Settlement assets result from the Company’s card transaction processing services and associated settlement and funding activities, including the settlement of payment transactions and the funding of card values. The Company records settlement obligations for card funding amounts payable to merchants and clients. The Company included cash in its settlement assets at June 30, 2005, December 31, 2004 and December 31, 2003 in the amount of $6,583,055, $14,615,973 and $8,752,224, respectively, and has presented such amounts as corresponding settlement liabilities.
Property and Equipment
Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years for furniture, fixtures and equipment. Leasehold improvements are depreciated over the lesser of the life of the improvement or the remaining term of the lease. The Company capitalizes software

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
developed for internal use in accordance with Statement of Position (SOP) 98–1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and amortizes such cost over 36 months. For the years ended December 31, 2004 and 2003, the Company capitalized $4,131,217 and $495,459 of internal software development costs, respectively. For the six months ended June 30, 2005, the Company capitalized $3,651,352 of internal software development costs.
Goodwill
Goodwill represents the excess of the cost over fair value of net assets of the acquisition of its Latin America subsidiary from Visa (which totaled $0, $0 and $311,719, respectively, at June 30, 2005, December 31, 2004 and December 31, 2003, see Note 11) and the acquisition of AMGI (which totaled $191,940 at each presented balance sheet date, see Note 10). The goodwill related to the acquisition of its Latin America subsidiary represented the exclusive access to Visa member banks in the Latin America and Caribbean region for certain stored value products and use of the Visa brand on these product offerings.
The Company accounts for goodwill under the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which states, among other things, that goodwill is not subject to amortization. Under the provisions of SFAS No. 142, goodwill is tested for impairment annually at the reporting unit level using a two-step impairment assessment. Impairment testing must be performed more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company had no impairment of goodwill for the years ended December 31, 2004 and 2003 and the six-month period ended June 30, 2005.
Stock-Based Compensation
The Company grants stock options for a fixed number of shares to employees with an exercise price equal to fair value of the shares at the date of grant (see Note 7). The Company has elected to follow APB Opinion No. 25 in accounting for the stock-based compensation to employees and as options are issued with an exercise price equal to estimated fair value, no compensation expense related to the stock options has been recognized in the accompanying financial

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
statements. Had the Company determined compensation cost based on the estimated fair value of the options at the grant date under SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net loss would have been increased to the pro forma net loss amounts indicated below:

	Six Months Ended June 30		Years Ended December 31
	2005	2004	2004	2003
	(unaudited)
Net loss as reported	$(5,026,790)	$(2,177,705)	$(3,689,539)	$(5,297,608)
Add: Stock-based compensation expense included in reported net loss	4,530	—	1,548	170,229
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(344,258)	(242,157)	(485,863)	(988,207)

Pro forma net loss	$(5,366,518)	$(2,419,862)	$(4,173,854)	$(6,115,586)

For the periods ended June 30, 2005, June 30, 2004, December 31, 2004 and December 31, 2003, the weighted average risk-free interest rates, expected lives and estimated volatility applied in the calculation of pro forma amounts were 3.9%, 7 years and 40%, 3.9%, 7 years, and 40%, 3.9%, 7 years and 40%, and 3.5%, 7 years, and 40%, respectively.
Weighted average grant-date fair value for employee stock options was $1.08 per share, $0.62 per share, $0.82 per share, and $0.46 per share for the periods ended June 30, 2005, June 30, 2004, December 31, 2004 and December 31, 2003, respectively.
Income Taxes
The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method specified thereunder, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes enactment date. A valuation allowance is recorded to reduce deferred income tax assets to amounts that more likely than not will be realized in the future.
Fair Value of Financial Instruments
SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments. As of June 30, 2005 and December 31, 2004 and December 31, 2003, the carrying amount of cash and cash equivalents, short-term investments, accounts receivable, settlement assets and liabilities, and accounts payable are reflected in the accompanying financial statements at cost, which approximates fair value due to the short-term nature of these instruments. The fair value of long-term debt and obligations under capital leases are determined using the applicable interest rates as of the balance sheet date and approximates the carrying value of such obligations.
Revenue Recognition
Prior to January 1, 2003, the Company recognized revenue from transaction processing in the period that the corresponding card transactions occurred and represented revenue earned from stored value card processing. Components of card service revenues, including program and account set-up revenue, were recognized in the period in which the services were provided. All card service revenues are recorded net of sales rebates and growth credits earned by clients for attaining contractual volume milestones. Professional service revenue was recognized in the period when the Company had performed its services and obtained customer acceptance.
Effective January 1, 2003, the Company adopted EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Accordingly, account set-up fees and other card related revenues and related incremental direct costs are deferred and recognized over the economic life of the card on a straight-line basis. All other card service revenue is recognized when the transaction is processed. Professional services revenue and related incremental direct costs and program set-up revenue are deferred and recognized over the term of the processing

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
contract on a straight-line basis. Professional and program set-up agreements that are deemed immaterial are recognized in the period when the Company has performed its services and customer acceptance has been obtained. For those revenues deemed immaterial, related costs are expensed as incurred.
In November 2002, the EITF reached a consensus on EITF Issue No. 00–21, Accounting for Revenue Arrangements with Multiple Deliverables. The final consensus determined that revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item(s) has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of the undelivered item(s); and (3) the delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor, if the arrangement includes a general right of return. The Company elected to adopt the pronouncement through a cumulative-effect adjustment as of January 1, 2003 and recorded deferred costs relating to deferred revenue of $3,722,612, deferred revenue of $7,299,593, and a corresponding cumulative effect charge to the statement of operations of $3,576,981. As a result of adoption of this pronouncement through the cumulative effect adjustment in 2003, the Company included $4,376,306 of revenue and $2,135,580 of costs relating to revenue that had previously been recognized in prior years prior to adoption of this pronouncement. The Company deferred revenue of $6,240,926 and $3,057,418 of costs relating to revenue that would have been recognized in 2003 under the Company’s method prior to the adoption of the pronouncement.
The Company presents and recognizes interchange revenue on a net basis. The net presentation results in the Company reducing interchange revenue by the amount of such revenue shared with its customers.
Concentrations of Credit Risk
For the six-month periods ended June 30, 2005 and 2004, three customers accounted for 21%, 14% and 12% of total revenues and 31%, 16% and 7% of total revenues, respectively. In fiscal 2004, the same three customers accounted for 29%, 16% and 7% of total revenues, respectively. In fiscal 2003, the same three customers made up 30%, 15% and 2% of total revenues, respectively. No other customer accounted for greater than 10% of total revenues in any presented period.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
On May 31, 2005, the Company received an advance notice of termination from its most significant customer referenced above. The termination is effective October 3, 2005 (the termination date). Under the termination provision of the Master Services Agreement between Wildcard Systems and this customer, the Company will continue to provide uninterrupted operations and cooperate with the customer to transition and/or close its programs in an orderly fashion for up to 180 calendar days from the termination date. Additionally, WildCard Systems is entitled to an early termination fee of $2,000,000 on the termination date.
Accounts receivable are primarily from large financial institutions and other large corporations. The Company generally does not require collateral or a significant allowance for uncollectible balances. The Company establishes its allowance for doubtful accounts based on an assessment of exposures to credit losses at the balance sheet dates. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at each presented balance sheet date.
Comprehensive Loss
The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which requires companies to report all changes in equity in a financial statement for the period in which they are recognized, except those resulting from investment by owners and distributions to owners. Comprehensive loss is the same as net loss in each presented period.
Use of Estimates
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
Recent Accounting Pronouncements
In December 2003, the FASB issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (FIN 46(R)). FIN 46(R) replaces FIN 46 and addresses consolidation by business enterprises of variable interest entities (VIE). A VIE is an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company must apply this interpretation to all variable interests held by the beginning of the first annual period beginning after December 15, 2004. The Company has reviewed the effect of adoption of FIN 46(R) and no VIEs have been identified.
In December, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123(R)). SFAS No. 123(R) requires that the cost relating to share-based payment transactions, including share options, restricted share plans, and employee share purchase plans, be recognized in financial statements. The cost of these transactions will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) replaces SFAS No. 123, and supersedes APB Opinion No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance of APB Opinion No. 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Non-public companies will be required to apply the provisions of SFAS No. 123(R) as of the first annual reporting period that begins after December 15, 2005. The adoption of SFAS No. 123R will result in an increase in the Company’s employee costs, although the Company has not yet determined how it will estimate the fair value of the stock options it grants to its employees and so the Company cannot precisely estimate the amount of the increase at this time. The Company currently expects to adopt SFAS No. 123R in 2006.
In March 2005, the Financial Accounting Standards Board issued Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations. FIN 47 clarifies that an entity must record a liability for a “conditional” asset retirement obligation if the fair value of the obligation can be reasonably estimated. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The application of FIN 47 will not have a material effect on the Company’s financial statements.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
2. Summary of Significant Accounting Policies and Practices (continued)
In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on the Company’s consolidated financial statements.
3. Accrued Liabilities
Accrued liabilities consist of the following as:

	June 30	December 31	December 31
	2005	2004	2003
	(unaudited)
Payroll related	$2,363,461	$1,624,792	$1,796,733
Accrued interchange fees	149,140	770,191	291,713
Accrued professional fees	586,333	473,489	252,978
Accrued legal settlements	717,000	—	—
Operating (non-payroll related)	1,662,581	1,224,110	1,179,465

Total	$5,478,515	$4,092,582	$3,520,889

Operating (non-payroll related) includes accruals primarily for expenses related to insurance, telecommunication, plastics and embossing costs.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
4. Capital Leases
The Company financed certain fixed assets, comprised primarily of equipment, under leases that are classified as capital leases. The future minimum lease payments under capital leases together with the net minimum lease payments are as follows:

	June 30	December 31
	2005	2004
	(unaudited)
2005	$640,831	$1,221,891
2006	1,281,662	1,235,086
2007	1,182,602	1,136,026
2008	24,826	13,182

Total minimum lease payments	3,129,921	3,606,185
Less: amount representing interest	(232,662)	(313,611)

Present value of minimum lease payments (including current obligations of $1,134,183 and $1,050,515, respectively)	$2,897,259	$3,292,574

The weighted average of the imputed interest rates of the leases is 6.18%. The historical basis of the financed assets as of June 30, 2005 were approximately $3.5 million with accumulated amortization of approximately $0.7 million, resulting in net book value of approximately $2.8 million. The historical basis of the financed assets as of December 31, 2004 totaled approximately $3.3 million with accumulated amortization of approximately $0.3 million, resulting in net book value of approximately $3.0 million. The amortization of the assets under the capital leases is included in depreciation expense.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
5. Long-Term Debt
Debt at June 30, 2005, December 31, 2004 and December 31, 2003 is as follows:

	June 30	December 31
	2005	2004	2003

	(unaudited)
Promissory note with financial institution with a fixed interest rate of 9.000%, repaid on March 1, 2004	$—	$—	$93,959
Promissory note with financial institution with a fixed interest rate of 12.690%, repaid on September 1, 2004	—	—	241,047
Promissory note with financial institution with a fixed interest rate of 12.150%, repaid on April 1, 2005	—	38,393	144,712
Promissory note with financial institution with a fixed interest rate of 11.660%, repaid on June 1, 2005	—	44,688	126,649
Promissory note with financial institution with a fixed interest rate of 11.140%, due on February 1, 2006 *	60,521	103,064	181,391
Promissory note with financial institution with a fixed interest rate of 12.010%, due on May 1, 2006 *	156,953	235,588	379,439
Promissory note with financial institution with a fixed interest rate of 8.160%, repaid on March 30, 2005	—	269,247	387,343
Promissory note with financial institution with a fixed interest rate of 8.370%, repaid on March 30, 2005	—	133,376	189,199
Promissory note with financial institution with a fixed interest rate of 8.350%, repaid on March 30, 2005	—	694,620	973,315

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
5. Long-Term Debt (continued)

	June 30	December 31
	2005	2004	2003

	(unaudited)
Promissory note with financial institution with a fixed interest rate of 8.380%, repaid on March 30, 2005	$—	$233,129	$315,667
Promissory note with financial institution with a fixed interest rate of 8.370%, repaid on March 30, 2005	—	340,612	—
Promissory note with financial institution with a fixed interest rate of 7.960%, repaid on March 30, 2005	—	462,772	—
Promissory note with financial institution with a fixed interest rate of 8.090%, due on March 1, 2008	1,769,172	—	—
Promissory note with financial institution with a fixed interest rate of 8.090%, due on March 1, 2008	872,109	—	—
Revolver note with financial institution with a variable interest rate of 7.000% at June 30, 2005, due on March 30, 2006 *	4,000,000	—	—

Total	6,858,755	2,555,489	3,032,721
Less: current portion	(5,087,310)	(1,226,678)	(1,280,616)

Total non-current portion	$1,771,445	$1,328,811	$1,752,105

The notes marked by an * were repaid on July 1, 2005 (see Note 13).
All above notes are collateralized by certain equipment of the Company.
At December 31, 2004, aggregate contractual maturities of debt were $1,226,678, $1,160,711, and $168,100 in 2005, 2006, and 2007, respectively. At June 30, 2005, current maturities of debt (considering the July 1, 2005 repayments) were $5,087,310.
The Company makes monthly principal and interest debt service payments against each promissory note and interest only payments monthly on the revolver note.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
6. Stockholders’ Equity
Series A Convertible Preferred Stock
Series A Convertible Preferred Stock (Series A Preferred) is convertible, at the option of the holders, into fully paid shares of common stock. All Series A Preferred will automatically convert into common stock if the Company sells shares of its stock in an initial public offering meeting certain specific criteria. Series A Preferred shares are entitled to voting rights equal to those of the common stock of the Company and have liquidation preference to shares of common stock. So long as any shares of Series A Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared on common shares until all dividends declared on Series A Preferred shares have been paid.
Series B Convertible Preferred Stock
Series B Convertible Preferred Stock ranks pari passu with, and has terms equivalent to, the Series A Preferred.
Series C Convertible Preferred Stock
Series C Convertible Preferred Stock ranks pari passu with, and has terms equivalent to, the Series A Preferred.
Series D Convertible Preferred Stock
Series D Convertible Preferred Stock ranks pari passu with, and has terms equivalent to, the Series A Preferred.
Series E Convertible Preferred Stock
During September and October 2001, 1,460,000 shares of Series E Convertible Preferred Stock (Series E Preferred) were issued for $10.00 per share. In May 2002, the Company issued an additional 400,000 shares of Series E Preferred at $10.00 per share. Except for a liquidation

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
6. Stockholders’ Equity (continued)
preference (see below), Series E Preferred stock ranks pari passu with, and has terms equivalent to, the Series A Preferred.
The Series E liquidation preference can provide a premium of up to 100% of the original purchase price of Series E Preferred stock, with certain adjustments based upon the Company’s valuation during a liquidation event, including an initial public offering, sale or liquidation of the Company. The full liquidation premium of $10 per share was paid in cash upon consummation of the acquisition of the Company by eFunds (see Note 13) and the former holders of the Series E Preferred stock will not participate in any earn-out paid in connection with the acquisition of the Company by eFunds. Such liquidation premium on preferred stock and warrants has been reflected during the six-month period ended June 30, 2005 (when the amount became quantifiable) resulting in an $18.6 million increase in the carrying value of the preferred stock, a $0.3 million increase in additional paid-in capital relating to preferred stock warrants and an $18.9 million increase to accumulated deficit and net loss attributed to common stockholders.
Warrants
In connection with certain strategic relationships and asset financing arrangements, the Company has issued warrants. The warrants issued are as follows:

		Shares	Exercise
		Underlying	Price per
Warrant to Acquire	Issuance Year	Warrant	Share	Expiration

Common stock	1998	550,000	$ 0.15	No stated life
Common stock	2003	225,000	$ 1.00	5 years
Series C Preferred stock	2000	643,750	$ 8.00	5 to 10 years
Series E Preferred stock	2001 to 2003	25,307	$10.00	10 years

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
6. Stockholders’ Equity (continued)
As of June 30, 2005 and December 31, 2004, all warrants, excluding the 2003 warrants for common stock, were exercisable. As of June 30, 2005, 186,070 of these warrants were exercisable based upon performance metrics and the remainder became exercisable simultaneously with the sale of the Company at the prerogative of the respective warrant holders. As of June 30, 2005, no warrants have been exercised. The fair value of these warrants had been amortized to expense consistent with the underlying arrangement for which the warrant was issued. Weighted average grant-date fair value for warrants to acquire preferred stock was $5.61 per share for 2003. Weighted average grant-date fair value for warrants to acquire common stock was $2.54 per share, $1.15 per share and $0.38 per share for 2005, 2004 and 2003, respectively.
7. Stock Option Plan
During 1998, the Board of Directors adopted an Incentive Stock Option Plan (the Plan). Under the current terms of the Plan, Incentive Stock Options for up to a total of 7,378,000 shares of common stock may be granted to employees of the Company. Options granted under the Plan vest in periodic installments as specified in the individual option agreements. In the event of an acquisition, unvested options must either be assumed by the acquirer or will vest simultaneous with the acquisition. All options are exercisable for a period of up to 10 years from the date of grant. The exercise price of each Incentive Stock Option and Nonqualified Stock Option shall be no less than 100 percent and 85 percent, respectively, of the fair market value of the Company’s common stock on the date of grant. The plan will terminate on February 15, 2006. As of June 30, 2005, options to acquire 4,207,159 shares of common stock were granted to employees at various prices per share, which were the estimated fair values of the common stock at each date of grant as determined by the Company’s Board of Directors. As of June 30, 2005, 2,000,288 options under this plan were exercisable with a weighted average exercise price of $1.26.
The Plan permits employees to exercise options prior to vesting. In such situations, the Company maintains a unilateral right to repurchase any remaining unvested shares upon an employee’s separation from the Company’s employment. Such repurchase is at the sole discretion of the Company and is conducted at the exercise price. Other Long Term Liabilities of $206,344 reflect the unvested portion of exercised options.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
7. Stock Option Plan (continued)
Activity related to stock options is as follows:

		Weighted
	Number	Average
	of	Exercise
	Shares	Price

Balance, December 31, 2002	3,903,795	$.82
Granted	1,636,936	1.00
Exercised	(241,325)	.45
Forfeited	(196,954)	1.09

Balance, December 31, 2003	5,102,452	.88
Granted	1,184,145	1.70
Exercised	(1,908,732)	.64
Forfeited	(364,929)	1.11

Balance, December 31, 2004	4,012,936	1.22
Granted (unaudited)	542,490	1.97
Exercised (unaudited)	(161,617)	1.08
Forfeited (unaudited)	(186,650)	1.67

Balance, June 30, 2005 (unaudited)	4,207,159	$1.30

The following is a summary of stock options outstanding as of June 30, 2005 (unaudited):

				Total
Range of exercise prices per share	$.0875-$.1475	$.80-$1.00	$1.60-$3.20	$.0875-$3.20
Weighted average exercise price per share	$.11	$.99	$2.08	$1.30
Weighted average remaining contractual life (in years)	2.8	7.1	8.8	7.7
Options exercisable	171,112	1,510,674	318,502	2,000,228
Options outstanding	171,112	2,698,663	1,337,384	4,207,159

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
7. Stock Option Plan (continued)
The following is a summary of stock options outstanding as of December 31, 2004:

				Total
Range of exercise prices per share	$.0875-$.1475	$.80-$1.00	$1.60-$3.20	$.0875-$3.20
Weighted average exercise price per share	$.11	$.99	$2.09	$1.22
Weighted average remaining contractual life (in years)	3.3	7.6	8.8	7.7
Options exercisable	171,112	1,263,871	233,195	1,668,178
Options outstanding	171,112	2,874,396	967,428	4,012,936
In connection with the eFunds acquisition in July 2005 (see Note 13) all options became fully vested as called for in the option agreement.
8. Income Taxes
No current or deferred income taxes were recorded in 2005, 2004 or 2003 as the Company’s income tax benefits were fully offset by a corresponding increase to the valuation allowance against its net deferred income tax assets.
At December 31, 2004 and 2003, the Company had approximately $42,200,000 and $35,400,000 of net operating loss carryforwards for income tax purposes, respectively. As of June 30, 2005, the net operating loss carryforwards for income tax purposes was approximately $48,300,000. The net operating loss carryforwards will expire beginning in 2009 through 2023.
Utilization of these carryforwards is dependent on the future profitability of the Company and may be limited if certain changes in ownership occur. The acquisition by eFunds in July 2005 (see Note 13) will result in an annual limitation in the amount of tax net operating loss carryforwards which could be utilized.
Deferred income taxes represent the tax effect of the difference between the financial reporting and income tax basis of assets and liabilities. The major components of net deferred tax assets at June 30, 2005, December 31, 2004 and December 31, 2003 are as follows:

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
8. Income Taxes (continued)

	June 30	December 31	December 31
	2005	2004	2003

	(unaudited)
Deferred income tax assets:
Tax net operating loss carryforwards	$18,190,000	$15,879,000	$13,307,000
Other, net	1,180,000	1,381,000	2,797,000
Less: valuation allowance	(19,370,000)	(17,260,000)	(16,104,000)

Net deferred income tax assets	$—	$—	$—

Included in “Other, net” are items primarily relating to deferred revenue and related costs and non-cash stock compensation.
The nature and components of the Company’s reconciling items between the tax benefit calculated at the statutory rate and the reported tax benefit of zero pertains mainly to the recorded valuation allowance and certain nondeductible items.
Under the provisions of SFAS No. 109, the Company has recorded a valuation allowance for 100% of its net deferred tax assets due to the uncertainty of the realization of such assets.
9. Commitments and Contingencies
The Company has several noncancelable operating leases, which are primarily for office space and data processing equipment.
Rent expense under noncancelable operating leases for the six-month period ended June 30, 2005 and the years ended December 31, 2004 and 2003 was $1,604,472, $2,421,291 and $1,876,819, respectively.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
9. Commitments and Contingencies (continued)
Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 2005 are as follows:

2005	$1,546,209
2006	2,724,206
2007	2,676,901
2008	2,628,862
2009	2,200,714
Thereafter	597,611

$12,374,503

The Company has entered into employment agreements with several key officers and employees for terms of up to four years. Such agreements stipulate minimum salaries, bonus levels based upon the Company’s results and stock option awards to be made under stock option plans. Under these agreements, the Company is required to pay minimum compensation as follows:

Year ending December 31:
2005 (July 1, through December 31)	$563,750
2006	584,048
2007	475,000
2008	475,000
The existing employment agreements were assumed by eFunds as part of its acquisition of the Company (see Note 13). In addition, these officers and employees may participate in a cash incentive pool based upon various parameters established by the Board of Directors.
The Company is a defendant in three different lawsuits for which it is actively negotiating settlements. As of August 31, 2005, settlements relating to two of these lawsuits have been reached and the third is pending. The Company recorded $717,000 for the settlements of these three lawsuits in the six-month period ended June 30, 2005, with the related accrual included in Accrued Liabilities as of June 30, 2005.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
9. Commitments and Contingencies (continued)
It is the opinion of management that it has meritorious defenses against these claims and that these matters, when resolved, will not have a material effect on the Company’s consolidated results of operations or financial position. No amounts have been accrued relating to any other legal claims outstanding as any exposure is either not able to be estimated or is not considered reasonably possible or probable.
10. Acquisition
On December 31, 1999, the Company acquired the assets of Advanced Media Group International, Inc. (AMGI) in exchange for shares of Series C Preferred Stock valued at $1,292,600. The goodwill attributable to the acquisition is based upon the amount of the excess of the purchase price, reduced by the value of the shares escrowed for the principal shareholders, over the fair value of the assets acquired. Shares valued at $704,847 of the purchase price represented the shares due to the two principal officers of AMGI. These shares were placed in escrow and vest to the principal owners on a pro rata monthly basis over a period of four years. Although the escrowed shares were exchanged as part of the acquisition of AMGI, they were treated as deferred compensation for accounting purposes. Accordingly, as the escrowed shares vested to the principal officers of AMGI, the value of the shares at closing of the acquisition was recognized as non-cash compensation expense by the Company, with the last installment totaling $170,229 in 2003.
11. Latin America Subsidiary
WildCard Systems Latin America, LLC (the Subsidiary) was a Florida limited liability company. The Subsidiary was formed in June 2002, in connection with an agreement between the Company and Visa International Service Association (Visa). The Subsidiary had exclusive rights to provide processing for certain stored value products (TravelMoney and Buxx) to Visa’s member banks in the region of Latin America and the Caribbean.
The Subsidiary was owned 50.1% by the Company and 49.9% by Visa. The Members of the Subsidiary each contributed $1,000 of cash to form the Subsidiary. In addition, the Company issued a warrant to Visa then valued at $587,260 in exchange for the exclusive processing rights (the warrant was recorded as goodwill by the Company). Income and losses were shared by the Members based on their respective ownership interest percentage in the Company.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
11. Latin America Subsidiary (continued)
On October 14, 2004, the Company signed a Joint Venture Termination Agreement with Visa to dissolve the Subsidiary. On December 15, 2004, the Closing Date, 1) Visa transferred its interest (49.9%) in the joint venture to WildCard Systems and the Subsidiary was dissolved; 2) a mutual release was signed terminating all existing obligations under existing joint venture agreements; 3) all warrants, issued in conjunction with the creation of the joint venture, held by Visa to purchase WildCard Systems capital stock were cancelled; and 4) all territorial restrictions, non-competition covenants, rights of first refusal set forth on the Company in the joint venture agreement were cancelled. As of the Closing Date, goodwill relating to the Subsidiary of $311,719 was charged to Additional Paid-in Capital as a result of the rescission of the business combination in which the warrant was issued that generated the goodwill.
During 2004 and 2003, the Subsidiary generated $917,383 and $1,049,035 in revenues and $670,925 and $794,689 of expenses, respectively, from Visa. The receivable balance from Visa was $80,673 and $230,677 as of December 31, 2004 and December 31, 2003, respectively.
At June 30, 2005, there was no net Member’s Equity due to Visa or minority interest receivable from Visa. At December 31, 2004, net Member’s Equity due to Visa in the amount of $29,707 is included in accrued liabilities. At December 31, 2003, minority interest receivable in the amount of $10,735 is included in other assets.

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
12. Restructuring
During 2001, the Company recorded a restructuring charge in the amount of $1,335,500. The restructuring charges relate to a plan adopted by management in which certain functions and assets would be eliminated as part of the Company’s initiative to reduce operating costs. In 2001, restructuring costs included facility closure costs of $722,500 related to the elimination of redundant facilities, employee severance costs of $372,000, and $241,000 of costs related to the termination of a third party processor agreement. The Company terminated 56 employees under the plan.
During the six months ended June 30, 2005 and the years ended December 31, 2004, and December 31, 2003, the Company determined, based on revised projections of future cash requirements, to reduce its restructuring accrual by $27,603, $16,288, and $111,016, respectively.

		Activity 2003			Activity 2004
	Accrual	Restructuring		Accrual	Restructuring		Accrual
	Balance	Charge		Balance	Charge		Balance
	December 31,	(Reversal),	Cash	December 31,	(Reversal),	Cash	December 31,
	2002	Net	Payments	2003	Net	Payments	2004

Facility closures	$249,901	$(92,368)	$(77,904)	$79,629	$(16,288)	$(43,017)	$20,324
Employee severance	65,259	(18,648)	(46,611)	—	—	—	—

	$315,160	$(111,016)	$(124,515)	$79,629	$(16,288)	$(43,017)	$20,324

		Activity 2005
		(unaudited)
	Accrual	Restructuring		Accrual
	Balance	Charge	Cash	Balance
	December 31,	(Reversal),	Receipts,	June 30,
	2004	Net	Net	2005

				(unaudited)
Facility closures	$20,324	$(27,603)	$7,279	$—

	$20,324	$(27,603)	$7,279	$—

WildCard Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Information pertaining to the six-months periods ended
June 30, 2005 and 2004 is unaudited)
13. Subsequent Event
On July 1, 2005, eFunds completed the acquisition of the Company. The purchase price consisted of an upfront cash payment of $228.8 million less a $22.8 million escrow fund plus an earn-out of up to $58.8 million. The escrow fund will be available to protect eFunds, subject to a $1 million deductible, against certain indemnification events if incurred prior to June 30, 2006. Payment of the earn-out is dependent upon the 2006 revenues of the Company. Additionally, on July 1, 2005, eFunds extinguished certain debt instruments of the Company (see Note 5 for specific debt repaid). As a result of the acquisition, all of the options, warrants and other equity securities of the Company that were outstanding immediately prior to the transaction were converted into the right to receive a portion of the merger consideration and eFunds became the sole owner of all of the Company’s outstanding equity securities.
The Company and eFunds had signed a distribution agreement in November 2004. As of June 30, 2005 and the year ended December 31, 2004, the accounts receivable due from eFunds was $475,729 and $202,504, respectively. Revenues derived from eFunds totaled $50,835 and $21,183 for the six-month period ended June 30, 2005 and the year ended December 31, 2004, respectively. There were no accounts receivable or revenue from eFunds for any other period presented.